Exhibit 10.1

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (this “Agreement”), dated as of March 26, 2024, is by and between WiSA Technologies, Inc., a Delaware corporation (the “Company”), and [__], the holder (the “Holder”) of (i) certain common stock purchase warrants, issued in connection with an inducement agreement, dated December 5, 2023, by and between the Company and the Holder (the “December 2023 Warrants”), as amended by that certain warrant amendment agreement, dated as of February 5, 2024, (ii) that certain common stock purchase warrant, dated January 23, 2024, issued in connection with certain promissory notes, dated January 23, 2024, to the Holder (the “January 2024 Warrant” and together with the December 2023 Warrants, the “Private Placement Warrants”), and (iii) certain common stock purchase warrants, dated February 13, 2024 (the “February 2024 Warrants”, and together with the Private Placement Warrants, the “Original Warrants”).

WHEREAS, the Holder is the beneficial owner of the Original Warrants, to purchase an aggregate of [__] shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $0.065 per share;

WHEREAS, the Company and the Holder desire to amend certain provisions of each of the Original Warrants; and

WHEREAS, each of the Original Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the Holder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1.               Definitions of “Stockholder Approval” and “Stockholder Approval Date” in the December 2023 Warrants. The Company and the Holder hereby consent and agree that the definitions of “Stockholder Approval” and “Stockholder Approval Date” in the December 2023 Warrants shall be amended and restated in their entirety as follows, effective immediately:

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to each of (i) the issuance of Warrants to purchase up to an aggregate 42,274,894 shares of Common Stock in connection with the Letter Agreement and the Warrant Shares issuable upon the exercise thereof and (ii) a proposal to amend the Company’s certificate of incorporation to increase the authorized share capital of the Company to an amount sufficient to cover the Warrant Shares (such corporate action, the “Authorized Share Increase”) and a proposal to effectuate a reverse stock split whereby the authorized shares capital is not split and is sufficient to cover the Warrant Shares (such corporate action, the “Reverse Split”) .

“Stockholder Approval Date” means the date on which Stockholder Approval is received, and each of the Authorized Share Increase and Reverse Split is deemed effective under Delaware law.

2.               Definitions of “Stockholder Approval and Stockholder Approval Date” in the January 2024 Warrant. The Company and the Holder hereby consent and agree that the definitions of “Stockholder Approval” and “Stockholder Approval Date” in the January 2024 Warrant shall be amended and restated in their entirety as follows, effective immediately:

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to each of (i) the issuance of Warrants to purchase up to an aggregate of 10,000,000 shares of Common Stock in connection with the Agreement and other securities purchase agreements between the Company and other purchasers signatories thereto, dated as of January 18, 2024, and the Warrant Shares issuable upon the exercise thereof and (ii) a proposal to amend the Certificate of Incorporation to increase the authorized share capital of the Company to an amount sufficient to cover the Warrant Shares (such corporate action, the “Authorized Share Increase”) and to effectuate a reverse stock split whereby the authorized shares capital is not split and is sufficient to cover the Warrant Shares (such corporate action, the “Reverse Split” and, together with the Authorized Share Increase, collectively, the “Capital Event”).”

“Stockholder Approval Date” means the date on which Stockholder Approval is received, and each Capital Event is deemed effective under Delaware law.

3.               Price Reset in the Private Placement Warrants. The Company and the Holder hereby consent and agree that, effective immediately following the adjustment to the Exercise Price (as defined in each of the Private Placement Warrants) pursuant to Section 2(c) thereof, (x) the definitions of “Reset Date” and “Reset Price” and the reference to “or sell or grant any right to reprice” in Section 3(b) shall be deleted in their entirety, and (y) Section 2(c) shall be amended and replaced in its entirety with “Reserved,” from each of the Private Placement Warrants.

4.               Adjustments in the February 2024 Warrants. The Company and the Holder hereby consent and agree that, effective immediately following the adjustment to the Exercise Price (as defined in the February 2024 Warrants) and the number of Warrant Shares (as defined in the February 2024 Warrants) pursuant to Section 3(f) thereof, (x) the reference to “or sells, enters into an agreement to sell, or grants any right to reprice” in Section 3(b) shall be deleted in its entirety, and (y) each of Section 3(b)(iii), and Section 3(f) shall be amended and replaced in its entirety with “Reserved,” from the February 2024 Warrants.

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5. Effect of Amendment. Except as expressly modified by this Agreement, each of the Original Warrants, as amended prior to the date hereof, shall remain unmodified and in full force and effect.

6. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the respective Original Warrants.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

9. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

WISA TECHNOLOGIES, INC.

By:
	Name:	Brett Moyer
	Title:	Chief Executive Officer

WARRANT HOLDER:

[__]

By:
Name:
Title:

Number of Warrant Shares Underlying
December 2023 Warrants held: ____________

Number of Warrant Shares Underlying
January 2024 Warrant held: ____________

Number of Warrant Shares Underlying
February 2024 Warrants held: ____________

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